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                                                                      EXHIBIT 12
                       RATIO OF EARNINGS TO FIXED CHARGES
                     REEVES INDUSTRIES, INC. AND SUBSIDIARY


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
                                                                                                                 QUARTER ENDED
                                                           FISCAL YEAR ENDED DECEMBER 31,                    ----------------------
                                            -------------------------------------------------------------    MARCH 28,    APRIL 3,
                                              1989         1990         1991         1992         1993         1993         1994
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                            (IN THOUSANDS, EXCEPT RATIO)
Income from continuing operations before
 income taxes...........................    $  12,583    $   6,467    $   4,917    $   8,569    $  11,858    $  1,688     $   3,361
Plus fixed charges
  Interest expense and amortization of
   financing costs and debt discount....       22,590       19,935       21,777       17,633       16,394       4,144         4,085
  Interest portion of rent expense......          358          213          396          476          491          64           178
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total fixed charges.................       22,948       20,148       22,173       18,109       16,885       4,208         4,263
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
Earnings plus fixed charges.............    $  35,531    $  26,615    $  27,090    $  26,678    $  28,743    $  5,896     $   7,624
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
Ratio of earnings to fixed charges......          1.6x         1.3x         1.2x         1.5x         1.7x        1.4 x         1.8x
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
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